SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to

        Rule 14a-11(c) or Rule 14a-12

SYNPLICITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SYNPLICITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2005

12:30 p.m. Pacific Daylight Time

TO OUR SHAREHOLDERS:

The 2005 annual meeting of shareholders of Synplicity, Inc. will be held on Wednesday, May 18, 2005 at 12:30 p.m. Pacific Daylight Time at the Company’s executive offices at 600 West California Avenue, Sunnyvale, California 94086 for the following purposes:

1.  To elect seven directors to serve until the next annual meeting of shareholders;

2.  To ratify the appointment of Ernst & Young LLP as Synplicity’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.  To transact such other business as may properly come before the annual meeting of shareholders, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Shareholders who owned shares of Synplicity stock at the close of business on April 1, 2005 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available during normal business hours for 10 days prior to the meeting at the Company’s headquarters located at 600 West California Avenue, Sunnyvale, California 94086. You may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by you if you are present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may vote in person if you are attending the meeting even if you have returned a proxy.

For the Board of Directors of

SYNPLICITY, INC.

Gary Meyers

President and Chief Executive Officer

Sunnyvale, California

April 11, 2005

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SYNPLICITY, INC.

PROXY STATEMENT FOR THE

2005 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The board of directors of Synplicity, Inc., a California corporation, is soliciting the enclosed proxy from you. The proxy will be used at Synplicity’s 2005 annual meeting of shareholders to be held at 12:30 p.m. Pacific Daylight Time on Wednesday, May 18, 2005 at the executive offices located at 600 West California Avenue, Sunnyvale, California 94086.

This proxy statement contains important information regarding Synplicity’s annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

Synplicity uses several abbreviations in this proxy statement. The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and Synplicity’s Annual Report on Form 10-K for the year ended December 31, 2004.

Synplicity is sending the proxy materials on or about April 11, 2005 to all of its shareholders as of the record date, April 1, 2005. If you owned Synplicity common stock at the close of business on April 1, 2005, you are entitled to attend and vote at the annual meeting. On the record date, Synplicity had approximately 26,275,711 shares of its common stock issued and outstanding. As of the record date, Synplicity had 98 record shareholders and Synplicity common stock was held by more than 1,700 beneficial owners.

Voting Procedures

As a shareholder, you have the right to vote on certain business matters affecting Synplicity. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” and “Proposal Two.” Each share of Synplicity common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided, or by attending the annual meeting and voting in person at the annual meeting.

You may cumulate your votes on Proposal One to elect directors and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which you are entitled, or you may distribute your votes on the same principle among as many candidates as you think fit, provided that you cannot cast votes for more than the number of directors to be elected. The seven candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Additional information on cumulative voting is located in the section entitled “Election of Directors—Cumulative Voting.” Cumulative voting applies only to the election of directors. Each share of common stock that you hold as of the close of business on April 1, 2005 is entitled to one vote on Proposal Two.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling Synplicity’s Chief Executive Officer, Gary Meyers, and Synplicity’s Chief Financial Officer, Douglas S. Miller, who are named on the proxy card as “proxy holders,” to vote your shares at the meeting in the manner you indicate. Synplicity encourages you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate how your shares should be voted, your shares will be voted as follows:

•	FOR the election of the director nominees identified in Proposal One; and

•	FOR the ratification of the appointment of Ernst & Young LLP as Synplicity’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

To reduce the expenses of delivering duplicate voting materials to shareholders who may have more than one Synplicity stock account, Synplicity is delivering only one set of the proxy statement and the annual report on Form 10-K for the year ended December 31, 2004 to shareholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these shareholders. If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials, which we will provide to you at no cost. For future annual meetings, you may request separate voting materials, or request that Synplicity send only one set of voting materials to you if you are receiving multiple copies, by calling the investor relations department at (408) 215-6000 or by writing to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. You may receive a copy of the exhibits to Synplicity’s Annual Report on Form 10-K for the year ended December 31, 2004 by sending a written request to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, Attn: Investor Relations.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, Synplicity will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to the Company’s Secretary, Alisa Yaffa, at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, prior to the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares of Synplicity as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Directors.    The seven director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” all nominees, “withhold” for all nominees or “withhold” for certain nominees by specifying the name(s) of such nominees on your proxy card.

Proposal Two—Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm.    Ratification of Ernst & Young LLP as Synplicity’s independent registered public accounting firm will require the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy. You may vote “for”, “against” or “abstain” from voting on the proposals to ratify Ernst & Young LLP as Synplicity’s independent registered public accounting firm.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP as Synplicity’s independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Unless you have provided otherwise, your broker will have discretionary authority to vote your shares on both of the proposals, which are considered routine matters.

Proxy Solicitation Costs

Synplicity will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, Synplicity may reimburse brokerage firms and other custodians for their reasonable out of pocket expenses for forwarding these proxy materials to you. Synplicity expects a representative from EquiServe Trust Company, N.A., Synplicity’s transfer agent, to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting

As a shareholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals that you wish to be presented for consideration at the 2006 annual meeting of shareholders must be received by Synplicity no later than January 11, 2006, in order that they may be included in the proxy statement and form of proxy related to that meeting.

The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for shareholder proposals that are not intended to be included in a company’s proxy statement. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. The discretionary vote deadline for the 2006 annual meeting is February 25, 2006, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If you give notice of a proposal after the discretionary vote deadline, Synplicity proxy holders will be allowed to use their discretionary voting authority to vote against your proposal when and if the proposal is raised at the 2006 annual meeting.

In addition, Synplicity’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of shareholders. To be timely, your notice must be delivered no less than 90 days prior to the one year anniversary of the date this proxy statement is provided to shareholders, which date is January 11, 2006, in connection with the 2006 annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, your notice must be received within a reasonable time before Synplicity makes the solicitation. Your notice must include: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of Synplicity stock which you beneficially own, (iv) any material interest that you may have in such business and (v) any other information required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). In addition, if you wish to nominate a candidate for director, your notice shall also include the following information for the candidate: (i) name, age, business address and residence address, (ii) principal occupation or employment of such nominee, (iii) class and number of shares of Synplicity stock beneficially owned by such nominee, (iv) description of all arrangements between you and the nominee and (v) any other information required by the 1934 Act (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). A copy of the full text of the Synplicity bylaws is available from the Corporate Secretary upon written request. Proposals should be sent to the Secretary, Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086.

Nomination of Director Candidates

You may also propose director candidates for consideration by the nominating committee of the board of directors. It is Synplicity’s policy that the nominating committee will consider recommendations for candidates to the board of directors from shareholders holding not less than 1% of the total outstanding shares of Synplicity common stock and who have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by you in the same manner as a nominee recommended by other board members or management. See “Election of Directors—Policy for Director Recommendations and Nominations” for additional information.

In addition, you may nominate a person directly for election to the board of directors at an annual meeting of shareholders provided you meet the requirements discussed above for properly submitting a shareholder proposal or nomination for consideration at a shareholders meeting.

Shareholder Communications to Directors

You may communicate directly with Synplicity directors by calling the chief executive officer, Gary Meyers, at (408) 215-6000 or by writing to him at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Mr. Meyers will monitor these communications and provide appropriate summaries of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, he may decide to obtain the more immediate attention of the appropriate committee of the board of directors or a non-management director, or Synplicity management or independent advisors, as he considers appropriate. After reviewing shareholder messages, Mr. Meyers, or the board at its discretion, will determine whether any response is necessary.

Other Matters

Other than the proposals listed above, the board of directors does not intend to present any other matters to be voted on at the meeting. The board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly brought before the shareholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the 1934 Act.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The nominees for election at the annual meeting of the board of directors are Prabhu Goel, Kenneth S. McElvain, Gary Meyers, Dennis Segers, Scott J. Stallard, Thomas Weatherford and Alisa Yaffa. If elected, they will each serve as a director until the annual meeting of shareholders in 2006, and until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. Synplicity is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Vote Required

If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the board of directors. Abstentions are not counted in the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

Cumulative Voting

You may cumulate your votes to elect directors and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which you are entitled, or distribute your votes on the same principle among as many candidates as you think fit, provided that you cannot cast votes for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. You will not be entitled to cumulate votes unless the director nominee’s name has been properly nominated prior to the voting and you or any other shareholder has given notice prior to the voting of the intention to cumulate your or that shareholder’s votes. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot, and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

Board of Directors’ Recommendation

The board of directors has unanimously approved each of the individuals listed above as its nominees and recommends that you vote “FOR” the election of these nominees.

Information Concerning the Nominee and Incumbent Directors

The following table sets forth the name and age of the directors as of April 1, 2005, the principal occupation of each and the period during which each has served as a director of Synplicity. Information as to the stock ownership of each of the Synplicity directors and all of the Synplicity current executive officers as a group is set forth below under “Principal Shareholders.”

Name	Principal Occupation	Age	Director Since
Prabhu Goel	Prabhu Goel has served as chairman of iPolicy Networks, Inc. (formerly known as Duet Technologies, Inc.), a network security products company, since October 1998. From October 1998 to December 2004, Dr. Goel also served as chief executive officer of iPolicy. From April 2001 to March 2003, Dr. Goel served as chairman and chief executive officer of Tharas Systems, Inc., an electronic design automation company. From July 1993 to June 1996, Dr. Goel served as founder and chairman of Frontline Design Automation, a semiconductor design software company, which merged with Avant! Corporation in 1996. From January 1990 to December 1991, Dr. Goel also served as the president of the Advanced CAE Division of Cadence Design Systems, Inc. Dr. Goel holds Masters of Science and Doctorate degrees in Electrical Engineering from Carnegie Mellon University.	56	1996

Kenneth S. McElvain	Kenneth S. McElvain, one of Synplicity’s co-founders, has served as Synplicity’s chief technology officer, vice president and director since our inception. Mr. McElvain also served as president from 1994 to January 1996, and chief executive officer from January 1996 to July 1997. From March 1990 to January 1994, Mr. McElvain was a manager of the logic and timing optimization group and chief architect of the AutoLogic logic synthesis product at Mentor Graphics Corporation, a semiconductor design software company. Mr. McElvain holds a Bachelor of Arts degree in Mathematics and a Bachelor of Science degree in Computer Science from Washington State University.	45	1994

Gary Meyers	Gary Meyers has served as Synplicity’s President and Chief Operating Officer since August 2004 and in October 2004 was elected Chief Executive Officer. Mr. Meyers became a director in January 2005. Mr. Meyers served as Synplicity’s Vice President of Worldwide Sales from November 1999 to August 2004, Vice President of North American Sales from January 1999 to November 1999, and Western Area Sales Manager from January 1998 until January 1999. From 1988 through 1997, Mr. Meyers served in various senior sales and marketing roles at LSI Logic Corporation, a semiconductor company, including from 1996 to 1997 as Director of Marketing of the Communications Products Division, and from 1994 to 1996 as Major Account Sales Manager. Mr. Meyers holds a Bachelor of Science degree in Electrical Engineering from the University of Maryland and a Masters of Business Administration degree from the University of California at Los Angeles.	40	2005

Name	Principal Occupation	Age	Director Since
Dennis Segers	Dennis Segers has served as chief executive officer and president of Matrix Semiconductor, Inc., a fabless semiconductor company, since September 2001 and has served on Matrix’s board of directors since February 1999. From December 1993 to September 2001, he served in various capacities at Xilinx, Inc., a supplier of digital programmable logic solutions, including senior vice president and general manager of the Advanced Products Group. Mr. Segers served as a member of the board of directors of Xilinx from April 2000 to September 2001. Mr. Segers holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.	52	2002

Scott J. Stallard	Scott J. Stallard has served in various capacities at Hewlett-Packard Company since 1975 and since May 2003 has served as Hewlett Packard’s senior vice president and general manager enterprise storage & servers in the Enterprise Systems Group. From May 2002 until May 2003, Mr. Stallard served as senior vice president, Business Critical Systems global business unit. From December 1999 until May 2002, Mr. Stallard served as vice president and general manager of Hewlett-Packard’s Business Systems and Technology Organization. From October 1994 until December 1999, Mr. Stallard served as the general manager of Hewlett-Packard’s Network Server Division and became vice president and general manager of Hewlett-Packard’s Networked Systems Business Unit in May 1998, a capacity in which he served until December 1999. Mr. Stallard holds a Bachelor of Science degree in Electrical Engineering and Computer Science from the University of California at Berkeley and a Masters of Science degree in Electrical and Computer Science from Stanford University.	51	2000

Thomas Weatherford	Thomas Weatherford is a consultant and private investor. From 1997 until December 2002, Mr. Weatherford served as executive vice president and chief financial officer of Business Objects, S.A., a provider of business intelligence software. He currently serves on the boards of directors of ILOG S.A., a provider of optimization and visualization software, Saba Software, Inc., a provider of human capital development and management solutions, Aspect Communications Corporation, a provider of enterprise customer contact solutions and Tesco Corporation, a global provider of technology-based solutions to the upstream energy industry. Mr. Weatherford previously held senior financial positions at NETCOM On-Line Communication Services, Inc., Logitech International S.A., Texas Instruments, Inc., Schlumberger GmbH and Tandem Computers, Inc. Mr. Weatherford holds a Bachelor of Business Administration degree from the University of Houston.	58	2003

Name	Principal Occupation	Age	Director Since
Alisa Yaffa	Alisa Yaffa, one of Synplicity’s co-founders, has served as chairman of the board of directors, vice president of intellectual property and secretary since March 1997, October 1998 and inception, respectively. Ms. Yaffa also served as Synplicity’s chief executive officer from inception to January 1996 and president from January 1996 to July 1997. From inception to October 1998, Ms. Yaffa served as Synplicity’s chief financial officer. Prior to joining Synplicity, Ms. Yaffa served in various technical and marketing roles at Cadence, Mentor Graphics, EDA Systems, Inc., a design framework software company, and VLSI Technology, Inc., a semiconductor manufacturer that has subsequently been acquired by Philips Semiconductor. Ms. Yaffa holds a Bachelor of Arts degree in Applied Mathematics and Computer Science from the University of California at Berkeley.	41	1994

Kenneth S. McElvain, chief technology officer and vice president of Synplicity, and Alisa Yaffa, chairman, vice president of intellectual property and secretary of Synplicity, are married. The board of directors of Synplicity has determined that Messrs. Goel, Segers, Stallard and Weatherford are independent under Rule 4200(a)(15) of the Nasdaq National Market. Synplicity does not have a policy with respect to director attendance at annual meetings. Six of the Synplicity directors attended the 2004 annual meeting of shareholders.

Board and Committee Meetings

The Synplicity board of directors held 13 meetings during 2004. The board of directors has standing audit, compensation, nominating and stock option committees. The Synplicity board of directors has determined that Messrs. Goel, Segers, Stallard and Weatherford are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act, and that each member of the audit committee meets the independence standards of Rule 4200(a)(15) of the Nasdaq National Market. All of the directors attended at least 75% of the meetings of the board of directors and any applicable committee.

Committee	Date of Inception	Members During 2004	Committee Functions	Meetings Held in 2004
Audit	2000	Dennis Segers Scott J. Stallard Thomas Weatherford	Reviews internal accounting procedures Appoints independent registered public accounting firm Reviews results of independent audit Determines investment policy and oversees its implementation	Five

Compensation	2000	Prabhu Goel Scott J. Stallard Thomas Weatherford	Administers Synplicity’s stock option plans Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	Three

Nominating	2002	Prabhu Goel Dennis Segers Scott J. Stallard	Recommends nomination of board members Assists with succession planning for executive management positions	Two

Stock Option	2001	Bernard Aronson* Kenneth S. McElvain Gary Meyers* Alisa Yaffa	Reviews and grants stock options under the 2000 Stock Option Plan to new and existing non-executive employees	N/A**

*	Mr. Aronson resigned from the stock option committee and as one of Synplicity’s directors in January 2005. He was replaced by Mr. Meyers in January 2005.
**	The stock option committee acted by unanimous written consent 13 times in 2004.

Audit Committee

The Synplicity board of directors adopted a written charter for the audit committee in September 2000, which was amended in December 2002 and March 2004. The Synplicity board of directors has determined that Mr. Weatherford, the chairman of the audit committee, is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. A copy of the charter for the audit committee is available at http://investor.synplicity.com/governance/audit.cfm.

Compensation Committee

The Synplicity board of directors adopted a written charter for the compensation committee in September 2000, which was amended in August 2004. The compensation committee currently consists of Messrs. Goel, Stallard and Weatherford. None of the current members of the compensation committee is an employee of Synplicity. A copy of the charter for the compensation committee is available at http://investor.synplicity.com/governance/compensation.cfm.

Nominating Committee

The Synplicity board of directors formed a nominating committee and adopted its written charter in December 2002, which was amended in March 2004. The nominating committee currently consists of Messrs. Goel, Segers and Stallard. None of the current members of the nominating committee is an employee of Synplicity. A copy of the charter for the nominating committee is available at http://investor.synplicity.com/governance/nomgov.cfm.

Policy for Director Recommendations and Nominations

The nominating committee considers candidates for board membership suggested by members of the board of directors, management and shareholders. It is the policy of the nominating committee to consider recommendations for candidates to the board of directors from you if you hold not less than 1% of the outstanding shares of Synplicity and you have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by you in the same manner as a nominee recommended by the board of directors, individual board members or management.

In addition, you may nominate a person directly for election to the board of directors at an annual meeting of shareholders provided they meet the requirements set forth in the bylaws and the rules and regulations of the Securities and Exchange Commission related to shareholder proposals. The process for properly submitting a shareholder proposal, including a proposal to nominate a person for election to the board of directors at an annual meeting, is described above in the section entitled “Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting.”

Where the nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board; and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The nominating committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	complementary skills to those of the existing board members;

•	the ability to assist and support management and make significant contributions to Synplicity’s success; and

•	an understanding of the fiduciary responsibilities that is required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

In connection with its evaluation, the nominating committee determines whether it will interview potential nominees. After completing the evaluation and review, the nominating committee, with the abstention of any non-independent member, approves the nominees for election to the board of directors.

In connection with Mr. Meyers’ promotion to president and chief executive officer in 2004, the Synplicity board of directors considered Mr. Meyers’ qualifications and experience. When a vacancy on Synplicity’s board of directors was created by Mr. Aronson’s resignation in January 2005, the then current members of the board of directors determined unanimously to appoint Mr. Meyers to fill the vacancy.

Code of Ethics

The board of directors has adopted a Code of Ethics that is applicable to all Synplicity senior executive and principal financial officers and officers subject to Section 16 of the 1934 Act. A copy of the Code of Ethics is available at http://investor.synplicity.com/governance/ethics.cfm. The board of directors has also adopted a Code of Business Conduct and Ethics that is applicable to all Synplicity employees, officers and directors and to certain of its agents, contractors and consultants. A copy of the Code of Business Conduct and Ethics is available at http://investor.synplicity.com/governance/conduct.cfm. These codes are intended to deter wrongdoing and promote ethical conduct among Synplicity directors, officers, employees, agents, consultants and contractors.

Director Compensation

Directors who are not employees receive automatic option grants under Synplicity’s 2000 Director Option Plan. Each new non-employee director is automatically granted an option to purchase 40,000 shares of Synplicity common stock at the time he or she is first elected to the board of directors. Each non-employee director receives a subsequent option grant to purchase 10,000 shares of Synplicity common stock at the first meeting of the board of directors following the annual meeting of shareholders; provided that he or she has been a member of the board of directors for six months. All options granted under the 2000 Director Option Plan are granted at the fair market value of Synplicity common stock as reported on the Nasdaq National Market on the date of the grant. The initial 40,000 share grants become exercisable at a rate of 1/4th of the shares one year after the date of grant and 1/48th of the shares per month thereafter. The subsequent 10,000 share grants become exercisable at the rate of 1/48th of the shares per month.

In May 2004, each of Messrs. Goel, Segers, Stallard and Weatherford received an option to purchase 10,000 shares of Synplicity common stock at an exercise price of $6.00 per share.

In 2004, non-employee directors of Synplicity received a cash retainer of $10,000 per year plus a fee of $1,000 per in-person board meeting attended by the director. Effective January 1, 2005, the cash retainer for non-employee directors increased to $20,000 per year. The chairman of the audit committee receives an additional retainer of $10,000 per year. Non-employee directors (other than the chairman of the audit committee) who serve on the audit, compensation or nominating committee also receive an additional retainer of $2,000 per year for each committee on which the director sits. Payment of retainers and meeting fees are made quarterly in arrears and are prorated throughout the quarter.

Compensation Committee Interlocks and Insider Participation

The compensation committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees. Mr. Meyers, Synplicity president and chief executive officer, does not participate in any deliberations regarding salaries and incentive compensation for Synplicity officers, but does make presentations and recommendations regarding salaries and incentive for employees and consultants other than himself. No interlocking relationship exists between any member of the compensation committee and any other member of the board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit Synplicity’s financial statements for the fiscal year ending December 31, 2005. Synplicity expects that a representative of Ernst & Young LLP will be present at the annual meeting, have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees

The following table is a summary of the fees billed to Synplicity by Ernst & Young LLP for professional services for the years ended December 31, 2004 and December 31, 2003:

	Year ended December 31,
Fee Category	2004	2003
Audit Fees	$874,000	$280,000
Audit-Related Fees	—	29,000
Tax Fees	83,000	75,000
All Other Fees	19,000	15,000

Total Fees	$976,000	$399,000

Audit Fees.    Consists of fees billed for professional services rendered for (i) the audit of Synplicity’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, (ii) its review and testing of the effectiveness of Synplicity’s internal controls over financial reporting, and (iii) management’s assessment of the effectiveness of the internal controls over financial reporting, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to (i) the performance of the audit or review of the consolidated financial statements, (ii) its review and testing of the effectiveness of Synplicity’s internal controls over financial reporting, and (iii) management’s assessment of the effectiveness of the internal controls over financial reporting, and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees.    Consists of fees for products and services other than the services reported above. In 2004 and 2003, these services included consultations regarding stock options and expatriate employees.

Before selecting and prior to determining to continue Ernst & Young LLP’s engagement with Synplicity in 2005, the audit committee carefully considered Ernst & Young LLP’s qualifications as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non- audit services, to ensure that the auditors’ independence will not be impaired. The audit committee pre-approves all audit and non-audit services provided by Ernst & Young LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by Ernst & Young LLP described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the audit committee. The audit committee of the board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as Synplicity’s independent registered public accounting firm.

Vote Required and Board of Directors’ Recommendation

Your ratification of the selection of Ernst & Young LLP as Synplicity’s independent registered public accounting firm is not required by Synplicity’s bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Ernst & Young LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in Synplicity’s best interests and in your best interests as a shareholder.

The affirmative vote of the holders of a majority of the shares of Synplicity common stock present or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm.

PRINCIPAL SHAREHOLDERS

The following table provides information relating to the beneficial ownership of Synplicity common stock as of April 1, 2005 by:

•	each shareholder known by Synplicity to own beneficially more than 5% of its common stock;

•	each of its executive officers named in the summary compensation table on page 16;

•	each of its directors; and

•	all of its directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of Synplicity common stock subject to options that are currently exercisable or will become exercisable on or before May 31, 2005, 60 days from the record date for the annual meeting. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 31, 2005 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 26,275,711 shares of Synplicity common stock outstanding as of April 1, 2005. The address for those individuals for which an address is not otherwise provided is c/o Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Unless otherwise indicated, Synplicity believes the shareholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 31, 2005	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Total Shares Beneficially Owned
Brown Investment Advisory and Trust (1) 901 South Bond Street Suite 400 Baltimore, Maryland 21231	1,525,587	—	1,525,587	5.8%
Buckingham Capital Management, Inc. (2) 750 Third Ave., 6th Flr. New York, NY 10017	1,341,345	—	1,341,345	5.1
Bernard Aronson 3333 Octavius Dr., Suite 101 Santa Clara, CA 95054	472,823	—	472,823	1.8
Robert J. Erickson	97,165	192,645	289,810	1.1
Prabhu Goel (3)	1,187,538	30,417	1,217,955	4.6
Kenneth S. McElvain (4)	10,581,014	11,118	10,592,132	40.3
Gary Meyers	82,000	285,925	367,925	1.4
Douglas S. Miller	19,812	194,023	213,835	*
Dennis Segers	—	46,250	46,250	*
Scott J. Stallard	—	70,417	70,417	*
Thomas Weatherford	—	22,500	22,500	*
Alisa Yaffa (4)	10,581,014	3,319	10,584,333	40.3
All current directors and executive officers as a group (10 persons)	12,440,352	856,614	13,296,966	49.0

*	Less than 1%

(1)	Reflects ownership of 1,525,587 shares of Common Stock as reported on Schedule 13G dated February 14, 2005 and filed with the Securities and Exchange Commission.

(2)	Reflects ownership reported to Synplicity by Buckingham Capital Management, Inc., an equity management firm, as of April 5, 2005. Buckingham Capital Management, Inc. has sole voting and dispositive power over 1,341,345 shares of Synplicity common stock.

(3)	The beneficial ownership of Dr. Goel includes 320,874 shares held in Dr. Goel’s family partnership and 866,664 shares held by Dr. Goel as custodian for his children.

(4)	Mr. McElvain and Ms. Yaffa are married and their beneficial ownership includes 10,176,948 shares of common stock held as community property and 404,066 shares held by a family limited liability company of which Mr. McElvain and Ms. Yaffa are the managing members.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of Synplicity’s president and chief executive officer, its four next most highly compensated executive officers as of December 31, 2004 and its former president and chief executive officer for services rendered in all capacities for the years indicated.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	Number of Securities Underlying Options(#)(2)
Gary Meyers (3) President, Chief Executive Officer and Director	2004 2003 2002	$220,496 155,719 141,281	$102,821 161,107 124,541	(5)	$21,752 21,308 20,998	500,000 40,000 73,712

Robert J. Erickson Senior Vice President of Engineering	2004 2003 2002	255,000 221,781 202,719	— 2,203 1,500		15,452 12,575 12,598	50,000 40,000 100,078

Kenneth S. McElvain Chief Technology Officer, Vice President and Director	2004 2003 2002	250,000 235,938 176,042	22,500 17,844 22,500		10,040 7,293 7,226	— — 11,118

Douglas S. Miller Senior Vice President of Finance, Chief Financial Officer	2004 2003 2002	255,000 212,344 194,063	— 2,109 —		15,452 12,995 12,598	50,000 40,000 65,862

Alisa Yaffa Chairman, Vice President of Intellectual Property and Secretary	2004 2003 2002	100,000 96,250 77,917	— 625 —		5,507 4,897 3,919	— — 3,319

Bernard Aronson(4) Former President and Chief Executive Officer and Director	2004 2003 2002	222,024 280,848 241,615	— 2,812 —		9,306 9,406 9,816	— — 7,892

(1)	The amounts in the column entitled “Other Annual Compensation” represent premiums for health, dental and life insurance paid, as well as 401(k) contributions and health club reimbursements by Synplicity.

(2)	These shares are subject to exercise under stock options granted under the 2000 Stock Option Plan.

(3)	The amount in the column entitled “Other Annual Compensation” also includes a car allowance in the amount of $8,400 in 2002, $8,400 in 2003, and $6,300 for the time period in 2004 that Mr. Meyers was vice president of worldwide sales.

(4)	Mr. Aronson resigned as president in August 2004, as chief executive officer in October 2004 and as a director in January 2005.

(5)	The amounts in the column entitled “Bonus” represent sales commissions until August 2004 and bonuses for the time period in 2004 that Mr. Meyers served as vice president of worldwide sales.

Option Grants in 2004

The following table provides information relating to stock options awarded to each of the executive officers identified in the Summary Compensation Table during 2004. All such options were awarded under the 2000 stock option plan.

	Individual Grants				Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2004 (%)	Exercise Price Per Share ($)(2)(3)	Expiration Date
Name					5% ($)	10% ($)
Gary Meyers	400,000 100,000	22.7 5.7%	$4.89 5.30	08/30/14 10/04/14	$1,230,118 333,314	$3,117,360 844,683
Robert J. Erickson	50,000	2.8	4.89	08/30/14	153,765	389,670
Kenneth S. McElvain	—	—	—	—	—	—
Douglas S. Miller	50,000	2.8	4.89	08/30/14	153,765	389,670
Alisa Yaffa	—	—	—	—	—	—
Bernard Aronson	—	—	—	—	—	—

(1)	Options may be immediately exercisable subject to Synplicity’s right of repurchase with approval of the board of directors. Unless otherwise specified, Synplicity’s right of repurchase lapses or, if unexercised, the option vests, at the rate of 1/48th of the shares subject to the options of each of the executive officers per month.

(2)	Options were granted at an exercise price equal to the fair market value of Synplicity common stock on the date of grant.

(3)	Full payment may consist of any consideration and method of payment authorized by the administrator and permitted by the plan and the stock option agreement under the plan.

(4)	The potential realizable values are based on the assumption that Synplicity common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Synplicity’s estimate of future price growth.

Aggregate Option Exercises in Last Year and Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the Summary Compensation Table during 2004. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2004.

The “Realized Value” on option exercises is equal to the difference between the fair market value of Synplicity common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at December 31, 2004” is based on $5.98 per share, the closing sale price of Synplicity’s common stock in trading on the Nasdaq National Market on December 31, 2004, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
Name			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Gary Meyers	—	—	213,182	569,861	$365,090	$632,305
Robert J. Erickson	—	—	163,134	140,277	229,864	187,669
Kenneth S. McElvain	—	—	11,118	—	—	—
Douglas S. Miller	4,000	$13,480	198,710	139,818	513,280	203,722
Alisa Yaffa	—	—	3,319	—	—	—
Bernard Aronson	—	—	520,961	87,597	507,943	86,722

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 about Synplicity common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of its board of directors under all existing equity compensation plans including the 1995 Stock Option Plan (which was terminated as to new grants in April 2000), the 2000 Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Stock Option Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by shareholders (1)	7,466,429	(2)	$6.31	3,818,858	(3)
Equity compensation plans not approved by shareholders	564,663	(4)	$3.75	—	(5)

Total	8,031,092		$6.13	3,818,858

(1)	Synplicity is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2000 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 2000 Employee Stock Purchase Plan for the purchase period beginning on November 1, 2004 which are not determinable until the expiration of the current purchase period on April 29, 2005. The 2000 Employee Stock Purchase Plan provides that shares of Synplicity’s common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The 2000 Employee Stock Purchase Plan also provides for an automatic increase each year on January 1 equal to the lesser of 666,666 shares, 2% of the outstanding shares on such date, or a lesser amount as approved by the board of directors. In January 2005, the board of directors approved an increase of 400,000 shares under the 2000 Employee Stock Purchase Plan.

(2)	Of these shares of common stock as of December 31, 2004, 2,040,406 shares were subject to outstanding options under the 1995 Stock Option Plan, 5,196,023 shares were subject to outstanding options under the 2000 Stock Option Plan and 230,000 shares were subject to outstanding options under the 2000 Director Stock Option Plan.

(3)	Of these shares of common stock as of December 31, 2004, 2,415,571 shares remain available for future issuance under the 2000 Stock Option Plan, 171,123 shares remain available for future issuance under the 2000 Director Stock Option Plan and 1,232,164 shares remain available for future issuances under the 2000 Employee Stock Purchase Plan.

(4)	The options to purchase these shares of common stock were granted in December 1999 to eight Synplicity employees, including Messrs. Aronson, Erickson, Meyers and Miller. Such options vest as to 1/48th of the shares each month with such vesting beginning on July 22, 2001 for Mr. Aronson, April 28, 2002 for Mr. Erickson, January 30, 2003 for Mr. Meyers and October 14, 2002 for Mr. Miller. These options have a weighted average exercise price of $3.75 per share.

(5)	No securities are available for future issuance under any arrangement between Synplicity and any individual.

Employment Agreements and Change in Control Arrangements

In April 1998, Synplicity entered into an employment agreement with Robert J. Erickson, senior vice president of engineering. Pursuant to the agreement, Mr. Erickson received an initial annual salary of $180,000.

If Mr. Erickson’s employment is terminated without cause independent of any change in control, Synplicity will pay Mr. Erickson a lump sum of six months’ additional base salary.

In October 1998, Synplicity entered into an employment agreement with Douglas S. Miller, senior vice president of finance and chief financial officer. Pursuant to the agreement, Mr. Miller received an initial annual salary of $150,000. If Mr. Miller’s employment is terminated without cause independent of any change in control, Synplicity will pay Mr. Miller a lump sum of six months’ additional base salary.

In March 2004, we entered into change of control agreements with Messrs. Aronson, Erickson and Miller to provide that in the event all or substantially all of our assets are sold, or if we are a party to a merger as a result of which our shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of any of Messrs. Aronson, Erickson or Miller is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to each of the above officers will immediately vest and become exercisable. Mr. Aronson’s change of control agreement was automatically terminated in 2004 upon his resignation as chief executive officer.

On September 28, 2004, Synplicity entered into an amended letter of promotion which amends and supersedes a letter of promotion dated as of September 20, 2004, and a second amended and restated change of control agreement which amends and supersedes Mr. Meyers’ change of control agreement dated March 26, 2004 and amended and restated change of control agreement dated September 20, 2004. Pursuant to the agreement, in the event of a Change of Control, and the employment of Mr. Meyers is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, (i) all unvested stock issued to Mr. Meyers will immediately vest and become exercisable; provided, however, in the event that a Change of Control occurs prior to September 1, 2005, options to purchase 200,000 shares of common stock granted to Mr. Meyers on August 30, 2004 shall not be subject to such vesting acceleration, and provided, further, in the event that a Change of Control occurs prior to a date yet to be determined in October 2005, options to purchase 50,000 shares of common stock granted to Mr. Meyers on such date shall not be subject to such vesting acceleration, and (ii) Mr. Meyers shall be entitled to receive a lump sum payment in the amount of $175,000.

In October 2004, Synplicity entered into an employment agreement with Andrew Haines, vice president of marketing, upon the commencement of Mr. Haines’ employment. Pursuant to the agreement, Mr. Haines received an initial annual salary of $250,000. Synplicity also entered into a change of control agreement with Mr. Haines, to provide that in the event all or substantially all of its assets are sold, or if Synplicity is a party to a Change of Control, and the employment of Mr. Haines is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to Mr. Haines will immediately vest and become exercisable; provided, however, that in the event that a Change of Control occurs prior to October 2005, options to purchase 75,000 shares granted to Mr. Haines in October 2004 shall be not subject to such vesting acceleration.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.

During 2004, executive compensation matters were approved by the compensation committee, which currently consists of Messrs. Goel, Stallard and Weatherford and consisted of those members during 2004. The following is the report of the compensation committee of the board of directors with respect to compensation during 2004.

General Compensation Philosophy

The compensation committee operates under a written charter adopted by the board of directors in September 2000 and amended in March 2004. The primary objectives of the executive compensation policies include the following:

•	to attract, motivate, and retain a highly qualified executive management team;

•	to link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

•	to compensate competitively with the practices of similarly situated technology companies; and

•	to create management incentives designed to enhance shareholder value.

Synplicity competes in an aggressive and dynamic industry and, as a result, the compensation committee believes that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are important factors to Synplicity’s future success. The philosophy of the compensation committee seeks to align the interests of shareholders and management by tying compensation to Synplicity’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options granted to Synplicity’s principal executive officers.

Cash Compensation

Synplicity seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses, if any, are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Synplicity’s executive officers were determined by the compensation committee and ratified by the board of directors. Mr. Aronson’s base salary was determined by the compensation committee. Between January 1, 2004 and October 1, 2004, the compensation of Mr. Aronson consisted of base salary of $222,024. The compensation committee reviewed Mr. Aronson’s salary at the beginning of 2004 using the same criteria and policies as were employed for the other executive officers. Beginning in October 2004, the compensation of Gary Meyers, our current president and chief executive officer, consisted of base salary of $300,000 and a bonus commencing January 1, 2005 for 2005 in the amount of $100,000 at target, for which such actual bonus payment can end being higher or lower depending on achievement of objectives set by the board of directors.

Based on a review of public company proxy data and other relevant market data, the compensation committee believes that cash compensation paid to Synplicity’s executive officers, including its former and current chief executive officers, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated technology companies. We note that competition for qualified management and technical personnel in Synplicity’s industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the compensation committee believes that it will continue to be necessary to provide compensation packages that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated semiconductor design software companies.

Equity-Based Compensation

Synplicity provides long term incentives through its 2000 stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our shareholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of Synplicity’s common stock on the date the option is granted. In addition, employees must remain employed with Synplicity for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to remain employed by Synplicity. In general, the options granted to Synplicity’s executive officers, other than Mr. Aronson’s, were determined and approved by the compensation committee upon the recommendation of Mr. Aronson. Mr. Aronson received no option grants in 2004; however, previous options granted to Mr. Aronson were determined by the compensation committee and ratified by the board of directors with the abstention by Mr. Aronson.

In August 2004 in connection with the promotion of Mr. Meyers to president of Synplicity, the compensation committee approved the grant to Mr. Meyers of options to purchase an aggregate of 400,000 shares at the exercise price of $4.89 per share, which exercise price was equal to the fair market value of Synplicity common stock on the date of grant. Such options vest as to 1/48th of the shares each month following the date of grant, provided, however pursuant to a change of control agreement between Synplicity and Mr. Meyers, in the event of a Change of Control prior to September 1, 2005, all but 200,000 of the shares will become immediately vested and exercisable. In October 2004 in connection with the promotion of Mr. Meyers to chief executive officer of Synplicity, the compensation committee approved the grant to Mr. Meyers of options to purchase an aggregate of 100,000 shares at the exercise price of $5.30 per share, which exercise price was equal to the fair market value of Synplicity common stock on the date of grant. Such options vest as to 1/48th of the shares each month following the date of grant, provided, however in the event of a Change of Control prior to October 2, 2005, all but 50,000 of the shares will become immediately vested and exercisable.

With respect to the size of the options granted to Synplicity’s executive officers, the compensation committee considers the executive’s position, the executive’s individual performance, the number of options held (if any), the extent to which those options are vested and any other factors that the board of directors may deem relevant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. Synplicity may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Synplicity has adopted a policy that, where reasonably practicable, Synplicity will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Prabhu Goel

Scott J. Stallard

Thomas Weatherford

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.

The audit committee, which currently consists of Messrs. Segers, Stallard and Weatherford, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee in September 2000 and most recently amended it in March 2004 which details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees Synplicity’s financial reporting process on behalf of the board of directors. Synplicity’s management has the primary responsibility for the financial statements and reporting process, including Synplicity’s systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004. This review included a discussion of the quality and the acceptability of Synplicity’s financial reporting and controls, including the clarity of disclosures in the financial statements. The audit committee has also discussed with management and Synplicity’s independent registered public accounting firm the effectiveness of Synplicity’s internal controls over financial reporting as of December 31, 2004.

The audit committee also reviewed with Synplicity’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Synplicity’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Synplicity’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The audit committee discussed with the independent registered public accounting firm such auditors’ independence from management and Synplicity, including the matters in such auditors’ written disclosures required by Independence Standards Board Statement No. 1.

The audit committee further discussed with Synplicity’s independent registered public accounting firm the overall scope and plans for their audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’ examinations and evaluations of Synplicity’s internal controls, and the overall quality of Synplicity’s financial reporting.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, the audit committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by Synplicity’s independent registered public accounting firm. From time to time, Synplicity may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors’ independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors and the board has approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2004 and be filed with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dennis Segers

Scott J. Stallard

Thomas Weatherford

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires Synplicity’s officers and directors, and persons who own more than 10% of a registered class of the equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish Synplicity with copies of all Section 16(a) forms they file. Based solely on Synplicity’s review of the copies of such forms that it has received, or written representations from reporting persons, Synplicity believes that during 2004, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements except as set forth below.

Option grants to each of the non-employee directors on May 18, 2004 were not reported on Forms 4 until June 4, 2004.

RELATED PARTY TRANSACTIONS

In 2004, Synplicity paid Mr. Kenneth R. McElvain, the father of Kenneth S. McElvain, its chief technology officer and vice president, a total of $90,000 in consideration for certain technical software development programming services provided by Kenneth R. McElvain to Synplicity.

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of Synplicity’s previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of Synplicity’s common stock shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act and shall not be incorporated by reference into any such filings.

The following graph shows a comparison from October 12, 2000 (the date Synplicity’s common stock commenced trading on the Nasdaq National Market) through December 31, 2004 of cumulative total return for the common stock, the S&P 500 Index and the S&P Information Technology Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the S&P 500 Index and the S&P Information Technology Index assume reinvestment of dividends. Synplicity has never paid dividends on its common stock and has no present plans to do so.

Comparison of 50 Month Cumulative Total Return*

Among Synplicity, Inc., the S&P 500 Index and the S&P Information Technology Index

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

SYNPLICITY, INC.:

Prabhu Goel

Kenneth S. McElvain

Gary Meyers

Dennis Segers

Scott J. Stallard

Thomas Weatherford

Alisa Yaffa

Dated: April 11, 2005

SYNPLICITY, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ **Please Mark votes as in this example.**

1. To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees: (01) Prabhu Goel, (02) Kenneth S. McElvain, (03) Gary Meyers, (04) Dennis Segers, (05) Scott J. Stallard, (06) Thomas Weatherford and (07) Alisa Yaffa.

FOR ALL NOMINEES ☐ ☐ **WITHHELD FROM ALL NOMINEES**

☐ ______________________________
For all nominees except as written above.

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

For	Against	Abstain
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature______________________ Date__________ Signature______________________ Date__________